JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

Supplement dated April 21, 2021 to PROSPECTUSES dated May 1, 2018

Notice of Administrative Change

This Supplement applies to INFLATION GUARD VARIABLE ANNUITY Contracts issued by John Hancock Life Insurance Company (U.S.A.) (the “Contracts”). It supplements the prospectus dated May 1, 2018 for the Contract you purchased (the “Annuity Prospectus”).

You should read this Supplement together with the Annuity Prospectus and retain all documents for future reference. We define certain terms in this Supplement. If a term is not defined in this Supplement, it has the meaning given to it in the Annuity Prospectus. If you would like another copy of the Annuity Prospectus please contact our Annuities Service Center at 1-800-344-1029 to request a free copy. You may also visit our website at www.jhannuities.com.

Purpose of this Supplement

As of May 1, 2021, we will no longer deduct any applicable negative market value adjustment (“MVA”) upon withdrawals and surrenders. Any positive MVA will continue to be applied.

You should retain this Supplement for future reference.

Supplement dated April 21, 2021

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